SECURITIES AND EXCHANGE COMMISSION
                 Washington, DC  20549



                       FORM 8-K


                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):
                   January 25, 2001


           FORTIS BENEFITS INSURANCE COMPANY
               (Exact Name of Registrant
               as Specified in Charter)



 Minnesota                                      33-
63799                                     81-0170040
(State or Other Jurisdiction            (Commission
I.R.S. Employer
 of Incorporation)                 File Number)
Identification No.)





500 Bielenberg Drive, Woodbury, MN 55125
      (Address of Principal Executive Offices)
(Zip Code)


  Registrant's telephone number, including area code:
                    (651) 738-4000




 (Former Name or Former Address, if Changed Since Last
                        Report)



Item 5.        Other Events.

     On January 25, 2001, Fortis, Inc. agreed to sell
(the "Sale") its Fortis Financial Group division (the
"Division") to The Hartford Financial Services Group
("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies (including variable universal life insurance policies) and all annuity contracts (collectively, the "Insurance Contracts") written by Fortis Benefits
Insurance Company (the "Company").  Certain of the
Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series
Fund (the "Fund").

     To effect the Sale as it relates to the Company, Hartford Life and Annuity Insurance Company, an indirect wholly owned subsidiary of The Hartford, will reinsure the Insurance Contracts on a 100% coinsurance basis and perform administration of such Insurance
Contracts.  In addition, Hartford Life and Accident
Insurance Company, another indirect wholly owned subsidiary of The Hartford, will purchase all of the outstanding stock of Fortis Advisers, Inc., which is the investment adviser for the Fund. Thus, upon completion of the Sale, Hartford Life and Accident
Insurance Company will own and control Fortis Advisers, Inc. and its subsidiaries, including Fortis Investors, Inc., which is the principal distributor of the Fund.

     Consummation of the Sale is subject to various regulatory and other approvals. Following the Sale, the Fund expects to enter into new investment advisory, subadvisory and distribution agreements with affiliates of The Hartford. Such new agreements will require approvals subsequent to the closing of the Sale by the Fund's board of directors and shareholders and by Insurance Contract holders to the extent required by law.

SIGNATURES


Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         FORTIS BENEFITS INSURANCE
COMPANY


                         By:       /s/ Larry M. Cains
                              Larry M. Cains
                              Treasurer (Principal
                         Accounting and
                              Principal Financial
                         Officer)



Dated:    February 5, 2001





















FBIC8-K2-5-01